The American Funds Income Series
February 28, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$13,141
Class B	$6
Class C	$282
Class F-1	$1,034
Class F-2	$1,662
Class F-3*	$-
Total	$16,125
Class 529-A	$591
Class 529-B	$1
Class 529-C	$47
Class 529-E	$29
Class 529-F-1	$72
Class R-1	$11
Class R-2	$139
Class R-2E	$5
Class R-3	$460
Class R-4	$1,202
Class R-5	$359
Class R-5E*	$-
Class R-6	$26,640
Total	$29,556
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0622
Class B	$0.0144
Class C	$0.0133
Class F-1	$0.0608
Class F-2	$0.0795
Class F-3	$0.0168
Class 529-A	$0.0587
Class 529-B	$0.0113
Class 529-C	$0.0123
Class 529-E	$0.0431
Class 529-F-1	$0.0739
Class R-1	$0.0142
Class R-2	$0.0150
Class R-2E	$0.0326
Class R-3	$0.0412
Class R-4	$0.0634
Class R-5E	$0.0741
Class R-5	$0.0838
Class R-6	$0.0876
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	203,525
Class B	168
Class C	20,190
Class F-1	16,481
Class F-2	21,739
Class F-3	8
Total	262,111
Class 529-A	9,866
Class 529-B	13
Class 529-C	3,740
Class 529-E	674
Class 529-F-1	1,029
Class R-1	733
Class R-2	9,057
Class R-2E	183
Class R-3	10,680
Class R-4	18,229
Class R-5	4,330
Class R-5E	1
Class R-6	341,877
Total	400,412
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$13.70
Class B	$13.68
Class C	$13.67
Class F-1	$13.70
Class F-2	$13.70
Class F-3	$13.70
Class 529-A	$13.70
Class 529-B	$13.65
Class 529-C	$13.66
Class 529-E	$13.70
Class 529-F-1	$13.70
Class R-1	$13.68
Class R-2	$13.67
Class R-2E	$13.70
Class R-3	$13.70
Class R-4	$13.71
Class R-5E	$13.70
Class R-5	$13.71
Class R-6	$13.70
*Amount less than one thousand.